Exhibit 10.1

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

PDF doc # 8116 Effective Date: March 25, 2020

This Software License & Related Services AGREEMENT (the “SLA” or “this Agreement”) is effective as of the date above and is entered into by and between PDF Solutions, Inc., a Delaware (USA) corporation (“PDF” or “Licensor”), and that corporation identified in the signature block at the end of this SLA (“Other Company” or “Licensee”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, PDF has developed and licenses commercially certain software and Licensee may desire to license such software in connection with its design, manufacture, test, assembly, and/or packaging of semiconductors;

WHEREAS, the Parties desire to enter into this SLA to establish the foundation by which Other Company may from time to time license PDF’s software, generally subject to these terms and conditions, with the specific product, license scope, fees, payment terms, etc. set forth in one or more future Order Forms (as defined below) and/or engage PDF to provide software-related professional engineering services, as set forth in Order Form(s) from time to time hereunder.

NOW THEREFORE, the Parties, in consideration of the mutual promises contained herein, hereby agree as follows:

1. Order Forms. The Agreements sets the terms and conditions that shall govern all the license of Software (including via SaaS if so agreed by the Parties), the lease or sell-through of related hardware (to the extent applicable), and Services to be provided by PDF (to the extent applicable) from time to time hereunder. If attached hereto, upon signature hereon, Other Company hereby purchases from PDF, and PDF agrees to grant, subject to Other Company’s payment of the applicable fees (if any), those certain Licenses to the Software and related Services set forth on Exhibit I (the initial “Order Form”). Additional orders, or if no Exhibit I is attached to this SLA, future orders may be placed by Licensee and made part of this Agreement by the Parties from time to time upon PDF’s acceptance of an authorized purchase order (“PO”) issued to PDF by Licensee that references a valid PDF quote number (each, an “Order Form”); provided that the content and terms of each such Order Form are as set forth on the referenced PDF quote, including, without limitation, the specific Software products licensed, the number of users/tools permitted to use/connect to the Software, applicable time periods including start and end dates, which, with respect to a license indicate the term-based license period for such Software (such Software License, a “TBL,” and such period, the “TBL Period”), and the payment terms applicable to each order. For clarification, PDF’s quotes are made considering all items listed therein and are not changeable by Licensee’s PO. Thus, notwithstanding anything to the contrary, by issuing a PO for any product(s) or service(s) set forth on a quote, Licensee agrees to purchase all products and services set forth on such quote. The PO may not change or add to any terms of the quote or this Agreement, and any additional or different terms included in or referenced by such PO are hereby expressly rejected by the Parties. With respect to any licensing or acquisition of Software or related Services from PDF by an Affiliate of Other Company, PDF will quote to and invoice the Affiliate, who agrees to pay PDF as set forth in the PO issued by the Affiliate, however, Other Company hereby agrees (i) to be responsible for compliance with the Agreement and payment by such Affiliate; and, (ii) that PDF's remedy for any non-compliance or non-payment will be jointly and severally against both such Affiliate and Other Company. An Affiliate’s issuance to PDF of a PO that references PDF’s quotation hereunder, constitutes such Affiliate’s agreement to be bound by the terms and conditions hereof. “Affiliate” as used herein means an entity that is controlled by Other Company, controls Other Company, or is under common control with Other Company. Control means that more than fifty percent (50%) of the controlled entity’s shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity. An entity is considered to be an Affiliate so long as such ownership or control exists.

2. Order Forms and Licenses. With respect to each Order Form, and subject to the terms and conditions of this Agreement and to payment of the applicable fees in each such case, PDF grants to Licensee a revocable, fully-paid up, non-transferable, non-exclusive right (without the right to sublicense) during the term set forth on each such Order Form (e.g., a perpetual license or during the TBL Period) to permit Licensed Users and Authorized Contractors, as shall be defined in the Order Form, to:

(i)

Install and access (in the event of SaaS, only through the Cloudsite), copy, and use the product listed on such Order Form in accordance with the specific License set forth for each such product on the Order Form and, in any event, solely regarding wafers or components designed, tested, assembled, and/or manufactured by or for Licensee; and

(ii)	access, copy, and use the Documentation solely in support of permitted use of the Software.

3. Hosting of the Software by a 3rd Party Provider. PDF hereby consents to Licensee hosting the Software at/by a 3rd party provider, subject to Licensee providing PDF with the name and location of such 3rd party provider. In such case, the location of such 3rd party provider’s servers on which the Software is installed is deemed to be contained within the definition of Licensee’s “Designated Site.” If Licensee desires to re-host the Software, internally on servers with different host IDs, etc., or at a different 3rd party provider from where the Software was originally installed, PDF agrees to provide replacement license file(s) at no cost to Licensee, subject to Licensee being current on all M&S obligations (if any) for Software then under license from PDF. In all other cases, including if the Licensee is not current on such M&S, Licensee shall pay to PDF a fee of two thousand five hundred USD ($2,500) for each new license file requested by Licensee and fulfilled by PDF, which the Parties agree to document on an Order Form. In the event of unauthorized disclosure or use by any such 3rd party of PDF’s Confidential Information, and notwithstanding any general limitation of liability, Licensee hereby agrees to hold PDF harmless for loss or damage arising therefrom.

PDF Solution CONFIDENTIAL INFORMATION

4. Eval Software. From time to time hereunder, as mutually agreed by the Parties, PDF may grant to Licensee short-term licenses to Eval Software at no charge, which (i) Eval Software is subject to the general terms and conditions of this Agreement with the specific term, site, TPID/CPU/hostID (as applicable) and maximum number of concurrent Licensed Users set forth in the license file issued by PDF for such Eval Software; and (ii) shall only be used by Licensee for evaluation purposes.

5. Related Services. If included on an Order Form and subject to payment of the applicable fees, PDF will provide at a mutually agreed upon time:

(i)

installation services, consisting of the initial addition of the Software to Licensee’s computing environment at the Designated Site(s), other agreed installation site, and/or if with respect to PDF’s tool-specific software, on a Designated Tool, along with successful demonstration of output reports using sample data;

(ii)	training on the Software to the Licensed Users;

(iii)	other services as specified in an Order Form (e.g., integration or engineering services); and,

(iv)

M&S Services, which in the case of TBLs, shall run with the License Term, and which, in the case of a perpetual license that requires installation/integration services, the initial period for which, notwithstanding anything to the contrary, shall start no later than two (2) months after initial delivery of the first license file for such Software.

To support Licensee’s order of the types of services listed in (i) – (iii) above (each, a “Service,” and, collectively, the “Services”), Licensee will provide computer input/output facilities, assistance and computer time as reasonably requested as necessary for PDF to perform such services. All M&S Services shall be performed by PDF from PDF’s locations only. Licensee shall pay PDF the fees for Services and M&S Services, if any, set forth in the applicable Order Form, including, if set forth therein, reimbursement to PDF for actual reasonable travel and other out-of-pocket expenses incurred by PDF in connection with providing such services. For the avoidance of doubt, PDF is under no obligation to support Eval Software in any way, or to provide any improvements, enhancements, modifications, updates or releases to or for Eval Software.

6. License Restrictions. As each such scenario applies, Licensee (including its employees and contractors) shall not, and shall have no right to: (i) reverse engineer or decompile any Licensed Materials, or otherwise attempt to derive or modify the source code of, or any processes, techniques, methods, specifications, protocols, algorithms, interfaces, data structures or other information embodied or used in, any Licensed Materials (except as may be required by law for interoperability); (ii) disclose or make accessible any Licensed Materials to any person or entity that is not a Licensed User or Authorized Contractor; (iii) rent, lease, loan, sell or otherwise distribute any Licensed Materials or provide data processing services using Licensed Materials to a third party; (iv) transfer tool-limited or tool-type-limited Software from the tool or tool-type, as applicable, on which it was originally installed or for which it was licensed (as set forth in the applicable Order Form), respectively; or, (v) use any 3rd-party programs delivered to Licensee by PDF hereunder with any program other than the Software or other than in accordance with this Agreement, including any additional terms and conditions applicable to such 3rd-party programs that are set forth under that section entitled “3rd-Party Specific License Terms” at http://www.pdf.com/definitions.

7. Reservation of Rights; Confidentiality. As between the Parties, all rights relating to the Licensed Materials not expressly granted hereunder to Licensee are reserved and retained by PDF. PDF may access and use info/data resulting from Licensee’s use of, and feedback on, PDF Software, Services and/or Application for ensuring compliance with PDF’s license terms, general product development, and benchmarking purposes. Notwithstanding anything to the contrary, PDF exclusively owns (and Licensee will not use except as permitted under this SLA) electrical characterization technology, software (including Software, as defined below), hardware provided and owed by PDF for use with the Software (including third party software included/installed on such hardware, “Hardware”), and proprietary methodologies (including, without limitation, documentation related to any of the foregoing, solutions/package and pricing information, license terms and conditions, database schema, configurations, data formats, product performance and roadmap plans, and related methodologies and services proposals), as well as scripts and programs written to PDF’s API to load data into PDF’s software (sometime called filter plans or templates). Each Party agrees to not use any of the other Party’s confidential or proprietary information learned during the course this Agreement or in connection with the license or potential license of PDF’s software or provision of services other than as permitted under this Agreement, and shall protect against the unauthorized use or disclosure of all such information using the same degree of care, but no less than a reasonable degree of care, that it uses to protect its most valuable confidential and proprietary information. Neither Party shall disclose the financial or other terms of this Agreement without the prior written consent of the other Party; provided, however, that Licensee hereby authorizes PDF to issue a press release to the public generally announcing Licensee as a customer of the Software and, where applicable: (a) disclose this SLA (and any amendments hereto) and all Order Forms hereunder to licensors of included or enabling technology or software only in connection with royalty reporting to such entities, if any; and, (b) identify Licensee (using Licensee’s logo in such regard) as a commercial licensee of the Software, including by making reference thereto on the PDF website (www.pdf.com) and other public presentation materials. In addition to information about the pricing and configuration of the Software, Licensee acknowledges that the Licensed Material itself constitutes the confidential information of PDF, and agrees, in any event, not to disclose PDF’s confidential information to any person or entity that is a competitor or potential competitor of PDF (as determined by PDF in its sole discretion), unless approved in advance in writing by PDF. For the avoidance of doubt, Authorized Contractors and 3rd-party service providers engaged by PDF, if any, are deemed approved by PDF. Notwithstanding anything to the contrary, both Parties are expressly allowed to disclose the terms of this agreement to (i) Other Company’s Affiliates or (ii) pursuant to the order or legal requirement of a court or other governmental body, however, such party shall provide prompt notice to the other party so that it can seek a protective order or otherwise protect its interests.

PDF Solution CONFIDENTIAL INFORMATION

8. Warranty. Eval Software as described in Section 4 is provided “AS IS”. In the event of other installed Software, PDF warrants to Licensee that, during a period of ninety (90) days following full execution of this Agreement, regardless whether data integration and data loading has started or not, (the “Warranty Period”), the Software will be free of Errors. If during the Warranty Period Licensee submits an Error notification to PDF in accordance with the procedures set forth in the applicable M&S Service terms and conditions, PDF will, at PDF’s expense, use commercially reasonable efforts to correct the Error identified in such notice, provided that if PDF is unable to correct the Error within ninety (90) days of such submission, Licensee will have the right to terminate this Agreement for a refund of the license fees for the defective Software as well as M&S Services fees for such defective Software that are actually paid by Licensee for the period during which the unresolved defect occurred. For clarification and notwithstanding anything to the contrary, any fees paid by Licensee for Services performed and Hardware are not refundable. If PDF is not able to correct the Error within ninety (90) days and Licensee does not terminate this Agreement within ninety (90) days, of such submission, Licensee may not terminate this Agreement for such Warranty Issue thereafter. In such case, when and if available, PDF may in its discretion implement such fix in a future update of the Software (i.e. an update release), but is under no obligation to do so on any schedule or at all. For clarification, feature requests are not covered under this Warranty. In the case of Software that is hosted by a third party, PDF further warrants to the service level commitments for software as a service (“SAAS”) set forth at http://www.pdf.com/support. The foregoing constitutes PDF’s sole and exclusive liability, and Licensee’s sole and exclusive remedy, in connection with any breach of the warranties granted by PDF hereunder. The foregoing will not apply:

(i)

to the extent that an Error is due to causes that are external to the Software or otherwise beyond PDF’s reasonable control, including, without limitation, natural disasters, fire, smoke, water, earthquakes, lightening, electrical power fluctuations or failures, failure of electronic or mechanical equipment or communications lines, telephone or other interconnect problems, general inoperability of the internet, or hardware or software not provided by PDF;

(ii)	if the Software has been neglected, misused, or otherwise used in a manner not in compliance with the Documentation or this Agreement;

(iii)	if the Software has been improperly installed (other than by PDF or a service provider engaged by PDF);

(iv)	if there has been a modification or attempted modification of the Software (other than by PDF or a service provider engaged by PDF);

(v)	if Licensee has refused or otherwise failed to implement corrections, updates, enhancements, new releases, or other modifications that PDF has provided or recommended; or

(vi)

in the case of Software that is hosted by a third party, in the event of a Force Majeure that negatively affects PDF’s (or a third party service provider’s) ability to provide access to, or use of, the hosted Software.

9. Limits. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 8, PDF MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE LICENSED MATERIALS OR ANY SERVICES PROVIDED BY PDF (OR A SERVICE PROVIDER ENGAGED BY PDF) HEREUNDER, OR ANY OTHER ASPECT OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PDF EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE. PDF’s entire liability to Licensee for damages or other amounts arising out of or in connection with Licensed Materials and services provided by PDF (or a service provider engaged by PDF) hereunder, or any other aspect of this Agreement shall not exceed the license fees actually received by PDF from Licensee under the Order Form(s) directly connected to such damage (or, if no fees are paid to PDF, U.S. $1,000). IN NO EVENT SHALL PDF BE LIABLE FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OR ANY DAMAGES FOR LOST PROFITS, LOST DATA OR LOST BUSINESS, EVEN IF PDF HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES. The limitation of liability and disclaimer of warranties in this Section 9 apply regardless of the form in which an action (legal, equitable or otherwise) may be brought, whether in contract, tort, or otherwise. The limitation of liability, disclaimer of warranties, exclusivity of remedies and other limitations set forth in this Agreement are an essential element of the bargain between the Parties (without which PDF would not have entered into this Agreement) and will apply even if a remedy fails in its essential purpose. Licensee acknowledges that the fees paid under this Agreement reflect the allocation of risk set forth herein and PDF would not enter into this Agreement without this limitation of liability, disclaimer of warranties, and exclusivity of remedies.

For clarification, any recommendation provided by PDF regarding any Hardware or 3rd party software for the Software to operate as intended in the Documentation is purely recommendation based on PDF’s experience and typical usage of the Software. Licensee is responsible to make changes and / or make investment and improvement over time to maintain satisfactory performance of the Software based on Licensee’s usage, computing environment, and performance. PDF is not responsible for any such recommendation, including whether the Hardware or 3rd party software recommended will function as intended with the Software or that the Software will function as intended in the Documentation with the recommended Hardware and software.

From time to time, PDF may provide an Update to the Software that is generally availability to customers and PDF may provide guidance to Licensee on upcoming Updates. Such guidance, including but not limited to content (i.e. expected features and functionality) and schedule, shall not constitute any commitment or obligation on PDF, and PDF may change its release content or schedule from such guidance in its sole discretion. Licensee may provide recommendations and / or request Errors (e.g., bug fixes) and /or feature enhancements, and it is at PDF’s sole discretion whether to implement such Error Correction and/or enhancement and, if so, when to implement. Licensee shall have no right to withhold any payment due to PDF’s decisions regarding such guidance, release schedule, requests, or the quality of any Error Correction and/or enhancement. For the avoidance of doubt and notwithstanding anything to the contrary, no fees paid hereunder are for, or entitle Licensee to receive, PDF Services to speed up certain Error Corrections and /or feature enhancements specifically requested by the Licensee.

PDF Solution CONFIDENTIAL INFORMATION

When PDF provides an Update, it is Licensee’s responsibility to test such Update in Licensee’s environment to make sure that it works properly for the tasks Licensee conducts. PDF does not guarantee any Update will be Error free. In any event, no warranty hereunder applies to any Update. Updates are provided “AS IS”. No PDF Services for additional testing support is included in this Agreement (including under M&S fees) for PDF to conduct such test in Licensee’s environment.

At PDF’s sole discretion, PDF may choose to retire certain features, stop supporting certain versions (other than as committed in the M&S Services), and/or change the software architecture and / or operating system it works on, which may or may not be aligned with Licensee’s practice. Licensee shall not withhold any payment to PDF for previously purchased Software related to such changes.

Licensee only licenses the Software modules and/or features covered under an Order Form. For clarification, (i) certain PDF products require a database and certain hardware to operate as intended, about which Licensee has been advised, and, if not included on an Order Form then Licensee is responsible for providing such compatible database/hardware for utilization of the Software and PDF has no liability, and Licensee has no termination rights, for failure of the Software to operate as intended due to Licensee’s failure to acquire/provide such database or hardware; and, (ii) this SLA does not include any optional, separately priced features/modules or software product with substantially new or additional significant features that may be developed by PDF in the future and made generally available to its customers.

10. Indemnification. PDF shall defend, indemnify and hold harmless Licensee, Licensee’s Affiliates, and their respective directors, employees and agents (collectively, “Indemnitees”), from and against any losses, liabilities, damages, claims or expenses resulting from any third party claim for intellectual property infringement brought against any Indemnitees in consequence of the exercise by Licensee or its Affiliates of the rights granted under this SLA (a “Claim”) if: (a) Licensee promptly notifies PDF in writing of the Claim; (b) gives the PDF sole authority, at the PDF’s sole expense, using counsel reasonably acceptable to Licensee, to direct and control the defense and any settlement and compromise negotiations; provided, however, that Licensee shall have the right to participate at PDF’s expense in any such settlement and compromise negotiations that would require any changes to the Software or terms of this SLA or that would require any action or restraint of action by the Other Party and that Other Party shall have the right to approve any settlement that would require any changes to the Software or terms of this SLA or that would require any action or restraint of action by Other Party (which approval shall not be unreasonably withheld); and (c) Licensee provides PDF, at PDF’s expense, with such disclosure and assistance of Licensee as may be reasonably required to defend any such Claim. If PDF does not promptly undertake defense of any such Claim after notice of same from Licensee, Licensee shall be entitled but not required to undertake the defense of such Claim and shall have the right to direct and control the defense and any settlement and compromise negotiations concerning such claim with counsel selected by Licensee and that PDF shall have the right to approve any settlement (which approval shall not be unreasonably withheld); all at PDF’s expense. For the avoidance of doubt, Licensee’s election to undertake or not to undertake such defense will not limit in any way PDF’s indemnification obligations hereunder. Licensee's failure to perform any obligations under this Section 10 will not relieve Licensor of its obligations under this Section 10 except to the extent that Licensor can demonstrate that it has been materially prejudiced as a result of such failure. PDF shall not be responsible for indemnification hereunder to the extent the claimed infringement arises out of or resulting from Software that has been used in a manner not in material compliance with the Documentation or this Agreement, improperly installed (other than by PDF or a service provider engaged by PDF or recommended by PDF), there has been a modification or attempted modification of the Software (other than by PDF or a service provider engaged by PDF or recommended by PDF), or if Licensee has refused or otherwise failed to implement Updates or other modifications that PDF has provided or recommended in writing. Without limiting the foregoing, if a Claim is asserted or appears likely or if Licensee’s use of any Software or any component thereof is enjoined or threatened to be enjoined, PDF shall, at PDF’s sole cost and expense, modify the allegedly infringing Software, procure any necessary license, or replace the Software with a non-infringing substitute or, if neither of the foregoing is possible notwithstanding PDF’s best efforts, then PDF shall refund to Licensee all fees paid under this Agreement for the allegedly infringing Software, less a pro-rata amount (the period of time compared to the total purchased license term of such Software time applicable license fees) for any use Licensee enjoyed prior to any such Claim. THIS SECTION 10 SETS FORTH LICENSEE’s EXCLUSIVE REMEDY, AND PDF’S EXCLUSIVE OBLIGATION AND LIABILITY, IN CONNECTION WITH ANY MISAPPROPRIATION OR INFRINGEMENT OF THIRD PARTY RIGHTS IN CONNECTION WITH ANY SOFTWARE PROVIDED TO LICENSEE BY PDF HEREUNDER. PDF’s indemnification obligations hereunder shall not be subject to any limitation of liability provisions herein.

11. Duration; Term. This SLA enters into force on the Effective Date above and continues until (a) terminated by either Party upon fifteen (15) day advance written notice to the other Party delivered to the address/email set forth in the signature blocks below; (b) Licensee undergoes a Change of Control, in which case it terminates effective as of the date of the closing of such Change of Control, unless PDF consents in writing to the transfer of this Agreement and all then-valid Licenses hereunder to the surviving corporation; or (c) Licensee commits a breach of Sections 6 or 7, which is not cured within 2 days of written notice by PDF, in which case it terminates effective as of the second day following the date of notice by PDF. Upon any termination of this Agreement (i) by PDF for Licensee’s breach or Change of Control, the rights and obligations of the Parties and all then-valid Licenses under Order Forms shall terminate, or (ii) by either Party for any other reason, the rights and obligations of the Parties shall terminate but all then-valid Licenses under Order Forms shall continue; except in each case, that (X) Sections 6 - 11 herein as well as supporting definitions incorporated by reference shall survive such termination; and, (Y) Licensee’s liability and obligation to pay all fees or other amounts under all Order Forms will also survive such termination and be immediately due. Notwithstanding any license duration set forth in an Eval Software license file, either Party may terminate an Eval Software license, for any or no reason, upon written notice (email sufficient) to the other Party.

PDF Solution CONFIDENTIAL INFORMATION

12. Regulatory.

(i)

Export Control. Other Company acknowledges that the certain of the software, technology, services and/or other products that PDF makes available to Other Company (collectively “Products”) are subject to export controls under the laws and regulations of the United States, including the Export Administration Regulations[1] and the sanctions administered by the Office of Foreign Assets Control. Other Company confirms that it will not: (A) Export, re-export, transfer or provide Products to any country or region that is subject to a United States Government export embargo (currently: North Korea, Cuba, Iran, Sudan, Syria and the Crimea Region), or to any entity or person located in any such embargoed country or region; (B) export, re-export, transfer or provide Products to any entity or person on a U.S. government list of prohibited or restricted parties or for which a U.S. export license would be required; or (C) use, or allow any third party to use, any of the Products in any activities related to: (i) the development, production, storing or testing of nuclear, chemical or biological weapons or missiles, (ii) any other military end-use, or (iii) any military end-user.

(ii)

Anti-bribery Regulation. The Parties acknowledge that the proposed transactions are subject to various anti-bribery laws, including without limitation the U.S. Foreign Corrupt Practices Act[2] (“FCPA”), prohibiting giving or offering money or an item of value for the personal benefit of a government official, political leader, or political party to influence official action or obtain an improper advantage. Each Party confirms that it will comply with the FCPA and other applicable anti-bribery laws.

13. Misc. This Agreement will be: (i) in the case that Other Company is registered or located in the jurisdiction of the People’s Republic of China, governed by the laws of Hong Kong, and PDF and Licensee consent to the exclusive jurisdiction and venue of the Hong Kong International Arbitration Centre (“HKIAC”), in accordance with its HKIAC Administered Arbitration Rules (“HKIAC Rules”) in force when the Notice of Arbitration is submitted; the arbitral tribunal shall consist of three (3) arbitrators, with each Party nominating one arbitrator, and the Parties shall mutually agree on (or in the absence of such agreement, HKIAC shall appoint) the arbitral chair, who shall have a nationality other than that of the Parties. The seat of arbitration shall be Hong Kong, the arbitration proceedings shall be conducted in English, and the arbitral award shall be final and binding on both Parties; and (ii) in the case that Other Company is registered or located in any other jurisdiction, then governed by the laws of the state of California without regard to any rules governing conflicts of laws, and PDF and Licensee consent to the exclusive jurisdiction and venue in the state and federal courts sitting in Santa Clara County, California. Notwithstanding the foregoing, either Party may seek injunctive or other equitable relief under this Agreement in any court of competent jurisdiction. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from and shall not apply to this Agreement.  This Agreement incorporates by reference those generally-applicable definitions and additional terms and conditions at http://www.pdf.com/definitions and in the “General Support & Maintenance Terms” at http://www.pdf.com/support. Other than with respect to the additional terms incorporated herein by reference, which may be updated by PDF as set forth in such incorporated terms and conditions, this Agreement may only be amended by a writing signed by an authorized representative of each Party.  Notwithstanding anything to the contrary, no terms and conditions included on or referenced in any PO shall be construed to be an amendment of this Agreement, unless specifically so stated and signed by both Parties. This Agreement may be executed in one or more counterparts and electronically/digitally or by exchange of electronic images of a Party’s signature (whether by fax, scanned image sent via email, etc.), each of which is deemed an original and all of which together shall constitute one and the same Agreement.

WHEREUPON, the Parties have caused their duly authorized representatives to execute this SLA.

PDF Solutions, Inc. 2858 De La Cruz Boulevard Santa Clara, CA 95050 (USA) +1-408-280-7900 legal.department@pdf.com	Advantest Corporation 1-6-2 Marunouchi Chiyoda-Ku, Tokyo 100-0005 Japan Email: _____________________________________

By:	/s/ ADNAN RAZA	By:	/s/ DOUGLAS LEFEVER

Printed Name:	Adnan Raza	Printed Name:	Doug Lefever

Title:	EVP, Finance and CFO	Title:	President and CEO

Date:	Jun 29, 2020	Date:	6-29-2020

1 15 C.F.R. Parts 730-774.

2 15 U.S.C. §§ 78m, 78dd-1 - 78dd-3.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406
Amendment #1 to SLA	Effective Date: July 29, 2020

THIS AMENDMENT #1 TO SLA (the “Amendment”) is effective as of the date above and is entered into by and between:

PDF Solutions, Inc. (“PDF”), a corporation headquartered at 2858 De La Cruz Boulevard, Santa Clara, CA 95050; and,

Advantest America, Inc. (“Licensee”), a company headquartered at 3061 Zanker Road, San Jose, CA 95134.

WHEREAS the Parties have previously entered into that certain Software License & Related Services Agreement (PDF doc #8116), dated as of March 25, 2020 (the “Agreement”), which provides general terms and conditions for the license of PDF Software and provision of related Services to Licensee;

WHEREAS the Parties are in parallel with this Amendment entering into that certain Amended and Restated Master Development Agreement (PDF doc #8437), dated as of even date herewith (the “Development Agreement”), which provides general terms and conditions for collaborative development by the Parties of Integrated Products pursuant to SOWs entered into by the Parties thereunder (as such terms are defined therein);

WHEREAS the Parties are in parallel with this Amendment entering into that certain Commercialization and Support Services Agreement (PDF doc #8277), dated as of even date herewith (the “Reseller Agreement”), which provides general terms and conditions for resale by one Party of the other Party’s Technology included in an Integrated Product pursuant to Addenda entered into by the Parties thereunder (as such terms are defined therein);

WHEREAS the Parties desire to establish an exclusive commercial partnership as set forth herein;

WHEREAS the Parties contemplate that the Parties will collaborate on, and PDF will initially host, develop, and maintain, an Advantest-specific cloud layer on the Exensio platform as described herein (the “AC Project”);

WHEREAS the Parties now wish to license Software and provide related Services under the Agreement and amend the Agreement regarding such Software and Services as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.	Attachments. This Amendment consists of the Agreement which is incorporated by this reference and the following, which are attached to this Amendment:

A1 Exhibit 1 (“AC Quote”)	Additional Order Form: PDF Quotation [***]
A1 Appendix A SOW #1 (“SOW #1”)	Exensio CloudSite Deployment and Apps Support Statement of Work
A1 Appendix A SOW #2 (“SOW #2”)	DEX Services Configuration Statement of Work
A1 Appendix B ASC #1 (“ASC #1”)	Standard Applications Service Commitment
A1 Appendix B ASC #2 (“ASC #2”)	DEX Applications Service Commitment
A1 Appendix C (“Configuration Table”)	Initial CloudSite Configuration
A1 Appendix D (“Price Table”)	Additional Item/Resource Price List
A1 Appendix E (“Approved List”)	Approved List of DEX Sites
A1 Appendix F (“Capability/Scalability Targets”)	Agreed Capability/Scalability KPIs

PDF Solution CONFIDENTIAL INFORMATION

2.

Advantest Cloud. The “Advantest Cloud” is the combination of two parts, one contributed by each of the Parties, as follows. The first part of the Advantest Cloud are “Advantest Customizations,” which are Advantest Technology (as such term is defined in the Development Agreement; Development of the Advantest Customizations shall be governed by SOW #2 of the Development Agreement), comprised of: (a) certain of Licensee’s proprietary applications (and included APIs) and any enhancement, modification, addition, add-on module, or other code meant to improve the functionality or usability of Licensee’s proprietary applications (“Advantest Improvements”) thereto that enable access to each application through the Exensio CloudSite and provide for interoperability with Exensio as agreed by the Parties for each such application, and (b) Licensee-specific content added to PDF’s proprietary database schema (e.g., new data tables, etc.). The second part of the Advantest Cloud is the “PDF Exensio Platform,” which is PDF Technology (as such term is defined in the Development Agreement), comprised of PDF’s Exensio Software (and included APIs) and generic database schema, templates/filter plans, and related scripts, and Improvements to each to enable interoperability with the Advantest Customizations.

3.

Committed Purchase; Initial CloudSite Configuration and Additional Items/Resources. In this Amendment, Licensee purchases from PDF, and PDF grants subject to Licensee’s payment of the applicable fees as set forth in Section 6 below, those certain licenses to Software and related Services set forth in the AC Quote and further described in SOW #1, SOW #2, ASC #1 and ASC #2 under the terms and conditions of the Agreement, as amended specific to such purchase as set forth herein. For the purposes of the licenses granted in this Amendment, (a) “Licensee” means Advantest America, Inc. and its Affiliates; and (b) “Authorized Users” means Licensee’s end customers’ personnel, including contractors, but excluding in any case contractors that are employed by a PDF Named Competitor (as defined below), which end customer has entered into an enforceable agreement with Licensee containing certain terms and conditions governing the access and use of PDF Software that have been mutually-agreed between PDF and Licensee (each such company, an “Authorized End Customer” and each such license agreement, a “EULA”). The Exensio Bundle in the AC Quote includes the specific Exensio Software, with the stated quantity of [***] and [***] for each, as applicable, initially configured as defined in the Configuration Table, none of which are [***]. In its discretion, from time to time during the Project Term, Licensee may add additional [***] or [***] to such included Exensio Software or expand the initial CloudSite configuration at the fees for each such item listed in the Price Table, which additional fees shall be paid by Licensee as set forth in Section 7 below. Without limiting PDF’s obligations in providing the ramp-up discussed in Section 6, the Price Table also includes the fees for additional DEX Sites and Apps Engineering Services resources, which Licensee may also, in its discretion, purchase from time to time during the Project Term, subject to PDF’s scheduling and resource constraints. If Licensee elects to purchase any such additional items or resources, then in each case, such additional items shall be documented in future PDF Quotes and SOWs, if applicable. As used herein, “PDF Named Competitors” means the following, [***]: [***].

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

4.

KPI Targets. The Parties agree that while the combination of the two parts of the Advantest Cloud is the ultimate objective of the AC Project, Licensee will receive value from the Exensio CloudSite and Software before full realization of the Advantest Cloud and, as such, notwithstanding anything to the contrary, the “Term” for the Software on the AC Quote will start on the date any such Software is first made available to Licensee, with payments beginning only after PDF meets the KPI Targets set forth in the Capability/Scalability Targets. The Capability/Scalability Targets are designed to demonstrate that the Exensio CloudSite and Software will support the Advantest Cloud vision. PDF will undertake the activities set forth in A1 Appendix F and demonstrate the achievement of each KPI Target to Licensee as met. The KPI Targets will each be deemed accepted by Licensee:

(x)

on the 14th business day (i.e., not a bank holiday in either California, USA or Germany) after PDF’s notice that it has met each such KPI Target (“Achievement Notice”), unless Licensee provides notice within 13 business days of the date of such Achievement Notice reasonably and in good faith disputing that the KPI Target was met; or

(y)

on the 31st day after PDF’s notice (“Default Notice”) that Licensee has failed at that time to fulfill the dependencies in Column B of the Target Achievement Activities Table on A1 Appendix F; provided that PDF may only provide a Default Notice if:

●	Licensee has failed to provide a dependency in Column B of the Target Achievement Activities Table on A1 Appendix F such that the overall schedule may be adversely impacted;

●	PDF has escalated the request for the dependency to be fulfilled to the project managers for each Party;

●	the dependency has not been remedied within ten (10) days after such escalation; and

●	PDF has thereafter provided notice to Licensee that PDF is unable to complete its activities due to Licensee’s failure to fulfill the dependency.

PDF will (i) provide documentation refuting any deficiencies that it believes were in fact met; and (ii) assign resources to remedy all valid deficiencies until such KPI Target is met and then redeliver an Achievement Notice to Licensee for such KPI Target. This process shall continue until all deficiencies have been remediated or deemed accepted pursuant to the foregoing (such date, “System Acceptance”). Notwithstanding Section 8 of the Agreement, the Warranty Period with respect to the Software purchased hereunder is revised to begin upon System Acceptance. For the avoidance of doubt, in addition to the PDF activities related to the KPI Targets, from August 1, 2020, through July 31, 2025 (the “Project Term”), the Parties will undertake additional development work toward the AC Project goal of the Advantest Cloud from time to time as agreed by the Parties under the Development Agreement.

5.

PDF CloudSite; Alternate Cloud Hosting. The Parties agree that PDF shall initially host the PDF Exensio Platform for Licensee during the Project Term and deploy/configure and maintain the PDF CloudSite for Licensee and for Authorized Users, except as set forth in this Section 5 and Section 14 below. Licensee shall use commercially reasonable efforts to convince Authorized End Customers to host their access to the Exensio Platform with PDF during the Project Term. At any time during the Project Term, the Parties agree that:

(a)

Licensee may install the licensed Exensio Software on [***] (as defined below), and to the extent such software is included in Licensee’s EULA with an Authorized End Customer, Licensee may install instances of Exensio Software for such Authorized End Customers [***];

In any of these cases, there is [***]; however, [***] of the Exensio BE (as defined below) or any Exensio product listed in the AC Quote are limited to [***] and Authorized Users and the number of such [***] and Authorized Users of all such [***] hosted instances counts toward the number of [***] in the AC Quote and, for the avoidance of doubt, shall not decrease the total price in the AC Quote. PDF will work with Licensee to [***] additional [***] during the Project Term with resources and size similar to the Configuration Table, Exensio Bundle, and [***] count in the AC Quote (“Support”).

(b)	Licensee may request PDF to install Licensee’s proprietary applications in the PDF CloudSite that do not connect to, or utilize, Exensio in any manner;

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

In this case, the number of [***] of Licensee’s proprietary applications is not limited by the number of [***] in the AC Quote.

(c)

Licensee may request PDF to install Licensee’s proprietary applications in the PDF CloudSite that connect only to the data access APIs of Exensio (the “Exensio BE”) and not any APIs of any of the Exensio products listed in the AC Quote;

In this case, [***] of the Exensio BE are limited to [***] and Authorized Users and count toward the number of [***] in the AC Quote.

(d)	Licensee may request PDF to install Advantest Customizations in the PDF CloudSite that connect only to the APIs of the Exensio products listed in the AC Quote (the “Exensio FE”).

In this case, [***] of the Exensio FE are limited to [***] and Authorized Users but are not included in the AC Quote and shall only be authorized by the Parties on an Integrated Product-by-Integrated Product basis under the Reseller Agreement, with additional per [***] fees payable to the Selling Party in accordance therewith (as such terms are defined in the Reseller Agreement).

In the case of [***] in either of (a) or (b) above, the Parties shall mutually agree on a method to authorize, manage, count, and report to PDF such [***] access to the Exensio BE or any Exensio product listed in the AC Quote before any such access is granted by Licensee. All cloud resources (e.g., storage and data transfer) of CloudSites hosted by PDF, including back-ups requested by Licensee and additional cloud instances hosted by PDF for Authorized End Customers, if any, that are used in connection with (b), (c), or (d) above count toward the cloud resources specified in the Configuration Table and included in the total price in the AC Quote.

Without limiting any other provision hereunder, Licensee (including its Affiliates and [***]) and Authorized End Customers (including Authorized Users), and automated processes of each, may make use of the Licensed Materials, in accordance with the license grant and the foregoing requirements, and subject to all then applicable U.S. export and re-export laws, from any geographic location wherever situated to facilitate, enable, and support any and all interactions with, to, from, or between Licensee and its Affiliates and [***] and automated processes of either, by means of any website or any other technology, means, or methods now known or hereafter devised to connect thereto.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

6.

Approved DEX Sites and PDF Resources; Expected Ramp. The DEX Services will ramp over time at locations that are mutually-agreed and set forth on the Approved List (each, a “DEX Site”) [***] (as defined in ASC #2). Licensee may change the DEX Sites on the Approved List up to [***] in each [***] period, upon notice to PDF, at which new Approved Site PDF will install a DEX Node within [***] of [***]. Notwithstanding Section 3 of the Agreement, Licensee may re-host [***] at DEX Sites up to [***]; fees for re-hosting more times will be mutually agreed as needed. With respect to PDF resources to support the AC Project, PDF shall provide PDF Personnel (as defined below) for software development to achieve goals of the AC Project. For clarity, the software development services set forth in the below chart are governed by SOW #2 of the Development Agreement. “PDF Personnel” means PDF’s or Affiliates’ employees or agents of, or any contractors used in connection with any performance under this Agreement. The Parties’ expectation of total PDF Personnel needed for the AC Project (expressed in numbers of FTEs per quarter) and the projected work assignments are generally as follows:

Projected FTEs for AC Project
Projected Services Detail
		Projected	Apps Engineers		Software Developers
AC Project Phase (time period in Project Term)		Total FTEs	Data Integ.	Apps Support	Feature Dev.	Solution Defin.	Solution Dev.
Deployment Ramp and Solution Definition Focus	1st 3-mos 1st year	[***]	[***]	[***]	[***]	[***]	[***]
Deployment Ramp and Solution Definition Focus	2nd 3-mos 1st year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support and Solution Development Focus	3rd 3-mos 1st year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support and Solution Development Focus	4th 3-mos 1st year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support and Solution Development Focus	2nd year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support Focus	3rd year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support Focus	4th year	[***]	[***]	[***]	[***]	[***]	[***]
Advanced Support Focus	5th year	[***]	[***]	[***]	[***]	[***]	[***]

PDF shall provide the services hereunder in good faith, using at least the same level, quality and degree of care as used in performing such services for its other customers, but in no event less than a reasonable level, quality and degree of care. For reference, (i) “FTE” means 2,000 hours per year or 500 hours per quarter, and (ii) the amounts in the AC Quote for the VAS Bundle are computed at the [***], which means that it would take [***] engineers at the [***] rate to equal the same FTE in the table above. Starting [***] and within the first full week of each month thereafter during the AC Project, and in between such intervals at Licensee’s request, if PDF Personnel bill/charge time to the AC Project for applications support or software developer services during the just-ended prior month, PDF shall provide a report (“FTE Report”) of the hours worked by PDF Personnel on the AC Project in the immediately prior month along with the rate for each such individual (i.e. at the [***] rates for additional engineering resources set forth in the Price Table). Licensee may request any PDF Personnel discontinue work on the AC Project by notifying PDF of Licensee’s objection to such individual on the basis of not being qualified to perform the assigned work or otherwise adversely impacting the AC Project in any material respect, setting forth in such written objection the factual basis for such lack of qualification or such significant adverse impact. In the event of such an objection, the Parties shall discuss such objection in good faith and such individual will not thereafter work on the AC Project or bill time if so agreed in writing by the Parties.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

7.

Payment Schedule. The total price on the AC Quote is a single package deal, fully-committed upon full execution by the Parties of this Amendment, subject only to (i) Section 8 of the Agreement and (ii) Section 11 (Service Failure Credits) of this Amendment. The total amount paid by Licensee for the complete AC Project may include additional fees if, for example, the DEX Sites are installed earlier than [***], Licensee elects to add [***] or CloudSite resources, or the Parties agree to add Engineering Services resources, etc. PDF shall invoice such fees and Licensee shall pay such fees on the following schedule:

Item	Invoice Schedule
TBL Software, Storage, Data Transfer Usage, and Hosted Management Services

•      Fees for the [***], invoiced 100% of the total [***]  amount for such items upon System Acceptance;

•     Fees for each subsequent [***] period after System Acceptance invoiced 100% of the total [***] amount for such items plus the amount for additional resources used and not previously billed through each such invoice date on the date that is [***] before the start of each such subsequent period; and

•      Fees for additional resources used but not previously billed, invoiced 100% of such total amounts on the date that is (a) [***] prior to the end of the Project Term and (b) the end of the Project Term.

DEX Services

•      Fees for the [***], invoiced [***] of the total [***] amount (upon completed installation of the DEX Node at each DEX Site [***] from such date through the end of [***]) or, if sooner:

•      [***] of the total [***] amount  on the date that is [***] after the last signature on this Amendment ([***] from such date through the end of the [***]);

•      [***] of the total [***]  amount on the date that is [***] after the last signature on this Amendment ([***] from such date through the end of the [***]); and

•      [***] of the total [***] amount on the date that is [***] after the last signature on this Amendment ([***] from such date through the end of the [***]).

•      Fees for each subsequent [***] period invoiced [***] of the total [***] amount for such items on the date that is [***] before the start of each such subsequent period.

Engineering Services (Apps)

•      Fees for the [***], invoiced 100% of the total [***] amount for [***] upon System Acceptance;

•      Fees for each subsequent [***] period after System Acceptance, invoiced 100% of the total [***] amount for [***] on the date that is [***] before the start of each such subsequent period;

•      Fees for additional FTEs assigned by the Parties but not previously billed, invoiced 100% upon such assignment.

At the end of the Project Term but only after System Acceptance by notice to PDF no less than [***] prior to the end of the Project Term, Licensee shall have the right to renew the Project Term for all of the Exensio Bundle, Hosted Management Services, VAS Bundle, and DEX Services contained in the AC Quote, with the renewal term to be no more than [***] ("Renewal Term"), in which case PDF may increase fees for such Software and Services, to be effective at the commencement of the Renewal Term; provided that (i) PDF notifies Licensee, in writing, of such increase at least [***] prior to the end of the Project Term; and (ii) in no event shall any increase in any fees exceed (a)[***] of the [***] charges in effect for the last expiring [***] Project Term if Licensee is renewing the Term for a minimum period of [***], (b) [***] of the charges in effect for the last expiring [***] of the Project Term if Licensee is renewing the Term for a minimum of [***], and (c) [***] of the charges in effect for the last expiring [***] of the Project Term if Licensee is renewing the Term for [***]. Prior to the commencement of the Renewal Term, the Parties agree to negotiate in good faith the terms of at least one renewal period subsequent to the Renewal Term (including pricing, pricing increases and any updates to the lists of Advantest Named Competitors and PDF Named Competitors).

8.

Disputed Amounts. With respect to the Software and Services included in the AC Project, Licensee may reasonably and in good faith dispute an invoiced amount within [***] after Licensee’s receipt of an invoice, provided Licensee promptly pays the undisputed portion of the invoice and notifies PDF of such dispute. The Parties will negotiate in good faith to resolve any payment dispute within [***] of Licensee’s notice of dispute. If any undisputed amount invoiced in accordance with the above schedule is more than [***] overdue, PDF may, without limiting its rights or remedies, suspend access to Software and all Services until such undisputed amounts are paid in full. PDF will provide Licensee’s CFO written notice (email sufficient) that Licensee’s account is overdue at least [***] prior to suspending Software access and/or Services. Notwithstanding the foregoing, PDF shall only suspend or disable the minimum portion of the Software and/or Services necessary to remediate the issue giving rise to the suspension until the outstanding accounts are resolved; provided that PDF shall not be permitted to suspend or disable any Software or Services due to a good faith dispute regarding an amount invoiced hereunder.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

9.

Disaster Recovery. With respect to the Software hereunder, Licensee may make a reasonable number of copies of the Software (including older versions thereof) and validate the stability and functionality of such Software (and versions thereof) in connection with its disaster recovery efforts and to facilitate its or its customers’ business continuity plans.

10.

Steering Committee. Licensee and PDF shall establish a “Steering Committee” to oversee and manage the AC Project. The Steering Committee shall include up to [***] management officials from each of PDF and Licensee. Each Party may change the individuals serving on the Steering Committee and shall advise the other Party of any such change prior to the next Steering Committee meeting. The Steering Committee is responsible for [***]. The Steering Committee shall meet no less than [***] or as mutually determined to be appropriate. In the event the Parties need [***] between scheduled Steering Committee meetings, ad hoc executive meetings may be scheduled. At Licensee’s option, Licensee may request (a) that PDF provide Licensee with [***], (b) [***], as may be determined by the Steering Committee from time to time during the Project Term.

11.

Service Failures Credit. With respect to the Exensio CloudSite and Hosted Management Services included on the AC Quote and those service commitments set forth on SOW #1, if Licensee experiences, due to no fault of its own systems/users or any acts of nature affecting users of internet/cloud services in general, more than [***] service level failures of those defined as [***] in SOW #1 affecting [***] without resolution or downgrade for more than [***] each and no more than [***] total, as verified/duplicated by PDF, in excess of both Scheduled and Unscheduled Downtime (“Critical Service Failures”), during a trailing [***] period, then PDF shall pay to Licensee a penalty of [***] per [***] of such excess downtime, not to exceed [***] per incident per each [***] period of the Project Term or [***] cumulative total over the Project Term, which amount will be offset against (i.e. credited toward) the total due to PDF in the next invoice after such penalty is assessed. This penalty credit will be PDF’s only liability for such failures and Licensee’s only remedy therefor. If [***] Service Failures exceed [***] in excess of both Scheduled and Unscheduled Downtime in any [***] period (a “Catastrophic Service Failure”), Licensee shall have the right to terminate the Agreement upon written notice to PDF and shall retain all other remedies available under the Agreement; provided, however, that if Licensee fails to notify PDF of an alleged breach of contract due to excess downtime within [***] after the end of [***] period in which it occurs, then Licensee hereby waives all rights to pursue it under the Agreement.

12.

Exclusivity. Due to the significant Background Technology that each Party brings to the Advantest Cloud as envisioned by the Parties, during the Project Term, (a) Licensee shall [***] with any third party [***] and (b) PDF shall not [***] with any Advantest Named Competitor [***]. “Advantest Named Competitor” means any of the following entities or their Affiliates: [***]. For the avoidance of doubt, nothing herein shall (or shall be interpreted to) restrict PDF from offering, licensing, or otherwise commercializing, without restriction, any PDF Property and any PDF-Owned Developed Technology, including any base (i.e. "generic") Exensio products, APIs included therein, related schemas, and scripts, and any Improvements to any of the foregoing during the Project Term.

13.

Security. As part of the Services described in the AC Quote, PDF and its subcontractors shall provide those administrative, physical, and technical safeguards for protection of the security, confidentiality, and integrity of Licensee data as described in the Agreement, this Amendment, and attachments. PDF represents and warrants that these technical safeguards reflect standard commercial practices. PDF further represents and warrants that it will not substantially modify the administrative, physical, and technical safeguards for protection of the security, confidentiality, and integrity of Licensee data to decrease protections of Licensee data. Further, PDF will perform a SOC 2 Type 1 review no later than [***], and thereafter perform an annual SOC 2 Type 2 review of the CloudSite using a certified auditor and provide Licensee with a SOC 2 Security, Availability & Confidentiality Report upon each audit completion. PDF also represents and warrants that data in Licensee’s CloudSite is logically segregated from other PDF customers' environments on its and its subcontractor(s) systems. Both Parties agree to comply with all applicable privacy and data security laws governing the respective activities of the Parties under the Agreement and this Amendment. Further, PDF will: (a) be responsible for compliance with the Agreement and this Amendment by PDF Personnel; (b) be responsible for the security, accuracy, quality and legality of access by PDF and/or its subcontractors as part of the Services of Licensee’s data, including with respect to applicable laws; (c) have limits in place on which PDF Personnel can access Licensee’s data to those with a legitimate business need to know to further the AC Project and further as required by applicable law; and (d) after System Acceptance, promptly commence the ISO 27001 certification process and will use its best commercial efforts to become ISO 27001 certified within [***] of [***]. PDF has not directly purchased and shall not directly purchase or knowingly use during the Project Term any products or services, and any PDF Personnel included on an FTE Report will not directly or otherwise knowingly use products, from Huawei Technologies Company, ZTE Corporation, Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, Dahua Technology Company, or any of their respective Affiliates (collectively, “Restricted Technology”). The Parties will work in good faith and collaborate as reasonably requested during the Project Term to develop their own policies and practices to mitigate risk associated with the use of Restricted Technology by each Party’s contractors.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

14.

License File [***]. Subject to Licensee’s [***] of [***] services [***], establishment and maintenance of an [***] with such [***], and Licensee’s payment of all costs associated with establishing and maintaining such [***], [***] for an [***] for the [***]. Upon reasonable notice to PDF, Licensee (or its designee) will have the right to review and test the [***] at the PDF’s site. Within [***] of the Effective Date of this Amendment, PDF will enter into [***] providing for [***] the license files [***] upon the [***]. A [***] will be [***] the following (each, a “[***]”): (i) PDF has [***]; (ii) [***] PDF for the [***]; (iii) the [***] for PDF; (iv) any other [***] involving PDF’s [***] within [***]; (v) PDF has [***], specifically; (vi) PDF has [***] an Advantest Named Competitor that [***]. Subject to payment by Licensee to [***] as/when due in accordance herewith, Licensee’s [***] license file and the Software shall be limited to the specific license grants herein, hosted by Licensee or [***]. Licensee agrees not to exercise the foregoing [***] until [***] of a [***].

15.

Reseller Activities. To enable Authorized End Customers to access Integrated Products, the Parties intend to enter into one or more Addenda under the Reseller Agreement as such Integrated Products are defined and developed under the Development Agreement. The Parties shall negotiate the revenue share between the Parties for either Party’s license of such Integrated Products related to the AC Project, and other product-specific terms and conditions, in good faith.

16.	Insurance Requirements. PDF agrees to procure and maintain during the Project Term, at PDF's own cost and expense, the following minimum liability limits:

●	Worker's Compensation and Employer's Liability insurance within statutory limits;

●

Public Liability and Property Damage Liability insurance under the comprehensive general liability form, with limits of liability of no less than [***], including contractual liability coverage for the indemnity obligations of this Agreement, and a Products/Completed Operations Endorsement;

●	Excess Liability insurance, under the umbrella form, with a limit of liability of no less than [***] each occurrence.

●

Technology errors & omissions covering negligent acts and omissions in connection with the Service of at least [***] per claim and annual aggregate with respect to the following coverages: Network Security Liability, Privacy and Confidential Data Liability, Data Breach Expenses, Regulatory Fines and Penalties and Data Recovery expenses. For the avoidance of doubt, coverage must respond for breaches of security; data theft, destruction, deletion, or corruption, including unauthorized access, unauthorized use of Confidential Information, transmission of a computer virus or other type of malicious code; and any act rendering the failure of technology-based services, infringement on intellectual property, and violations of federal, state, or foreign security and/or privacy laws or regulations. This policy must provide coverage for wrongful acts, claims, and lawsuits anywhere in the world under the Agreement and must be kept in force during and up to [***] after the term of the Project Term.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

●

PDF shall provide a waiver of subrogation against Licensee, regarding the insurance specified above other than technology errors & omissions Insurance, except with regards to losses arising from the sole negligence or willful misconduct of Licensee. PDF shall include Advantest America, Inc. as an additional insured under the Commercial General Liability policy. In addition, PDF’s insurance must be designated as primary. PDF shall endeavor to provide Advantest with at least thirty (30) days of advance written notice of the expiration, cancellation, or termination of any insurance policy providing any of the above coverage. PDF agrees that it shall not accept a purchase order or perform any services under this Agreement until such time as it may have in force insurance in the forms and of the types specified herein. Appropriate certificates or other evidence of such insurance coverage shall be provided to Advantest promptly, upon request.

●

Licensee reserves the right to request other reasonable forms of insurance by giving PDF written notice of said additional requirements. The procurement and maintenance of insurance specified in this Section shall not limit or affect any liability which the PDF might have by virtue of this Agreement or otherwise.

17.	The Agreement is amended to include at Section 14 thereof:

(i)

Alternative Contracts. Notwithstanding any inconsistent or additional terms and conditions which may be contained in a purchase order, invoice, voucher, website, "shrink-wrap" or "click-wrap" or other agreement forms which may accompany PDF’s Software, only the terms and conditions of this Amendment shall prevail. Therefore, even if such document is acknowledged or accepted by Licensee and regardless of any statement to the contrary which may be contained therein, the inconsistent or additional terms and conditions shall have no force or effect on this Amendment.

(ii)

Assignment. Licensee may not assign its rights or delegate its duties under this Amendment either in whole or in part without the prior written consent of PDF which shall not be unreasonably delayed or withheld. Any attempted assignment or delegation without such consent will be void. Notwithstanding the foregoing, prior written consent shall not be required in the event of Licensee's assignment of this Amendment, in whole or in part, to an Affiliate, or in the event of an assignment related to a merger or a sale of substantially all of Licensee's assets; provided that Licensee provides notice of such assignment as soon as reasonably practicable and upon such assignment or sale the rights granted herein shall apply only to the use of the Software as it existed prior to such assignment or sale.

18.

Limitations of Liability. With respect to the AC Project, Section 9 of the Agreement is amended to be read as applying to [***] liability [***] (i.e., [***] total liability is limited) and to a maximum of [***] for claims arising in any [***] period; provided, however, that [***] recoverable damages for breaches of confidentiality or license restrictions shall not be subject to such maximum. In addition, PDF's recoverable damages for breaches of license restrictions is limited to [***] in total for the initial Project Term (i.e., excluding any Renewal). Notwithstanding the foregoing, in the event of a direct or indirect change of control of PDF to an Advantest Named Competitor, whereafter PDF or its successor materially fails to fulfill its obligations hereunder, then Licensee’s recoverable damages for such breaches is limited to [***] in total for the initial Project Term (i.e., excluding any Renewal).

19.

Public Announcement. The Parties will each issue a mutually-agreed press release contemporaneously to announce entering into this Amendment. The Parties will also work together to set up and participate in direct phone/video meetings with mutually-agreed key potential customers of Exensio. Each Party agrees that it will not, without the prior written consent of the other in each instance: (i) use in any advertising, publicity or otherwise any name, trade name, trademark, service mark or symbol owned by the other Party or (ii) represent directly or indirectly that any product or service has been approved or endorsed by the other Party.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

20.

Misc. This Amendment incorporates by this reference the terms and conditions of the Agreement, which together with the additional and/or changed terms contained constitute the Parties’ complete agreement with respect to the subject matter hereof. Capitalized terms used in this Amendment and the attachments hereto that are not otherwise defined herein or therein shall have the meanings specified in the Agreement. All notices provided or required hereunder must be in writing, for which email to the address specified in the signature block for each Party below is sufficient. Except for as expressly set forth herein, the terms and conditions of the Agreement remains unchanged. This Amendment may be executed by electronic/digital signature, fax copies, or scanned copies (images exchanged via electronic mail) in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. In case of discrepancy between the terms and provisions of the Agreement and those of this Amendment the terms and provisions of this Amendment shall prevail, including those provisions of this Amendment which specifically amend the Agreement.

[Signatures follow on the next page.]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

WHEREUPON, the Parties have caused their duly authorized representatives to execute this Amendment as of the Effective Date.

PDF SOLUTIONS, INC. 2858 De La Cruz Boulevard Santa Clara, CA 95050 (USA) (408) 280-7900 legal.department@pdf.com	aDVANTEST AMERICA, INC. 3061 Zanker Road San Jose, CA 95134 (408) 456-3600 Email:

By: /s/ JOHN K. KIBARIAN Printed Name: John K. Kibarian Title: President & CEO Date: July 29, 2020	By:/s/ DOUGLAS LEFEVER Printed Name: Douglas Lefever Title: President & CEO Date: July 29, 2020

[Signature Page to Amendment No. 1 to the Software License & Related Services Agreement]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Exhibit 1: Additional Order Form (“AC Quote”)

Created Date   [***]

PDF Quote Number [***]

Pricing Expiration Date [***]

Quote Name [***]-Advantest-USA: Exensio CloudSite and DEX Sites

Opportunity Owner [***]

Email

PO placement Email ar@pdf.com

The PDF Quote Number referenced above must be included on all purchase orders.

Account Name  Advantest America, Inc.

Designated Site(s) Ship To Name Customer's (& Affiliates') facilities and DEX Sites Advantest America, Inc.

Product	Term Description	Start Date	End Date	Product Unit/ License	Quantity	Unit Price (USD)	Subtotal	Net Price (USD)
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Limited [***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	Included in Exensio Bundle / Term Start: Fixed / Term in Months: 60	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]

PDF Solutions CONFIDENTIAL

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

[***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
[***] Cloud	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Exensio [***] TBL	[***] / Term Start: Fixed / Term in Months: [***]	[***]	[***]	[***] License	[***]	[***]	[***]	[***]
Hosted Management	Includes [***] TBs (production) and [***] TB (Sandbox) [***] storage, as described in SOW #1	[***]	[***]	Per Year	[***]	[***]	[***]	[***]

Quote ID	PDF Solutions CONFIDENTIAL

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Services	and ASC #1 (PDF doc #8406) / Term in Months: [***]
VAS Bundle	[***] Apps Engineer yearly FTE including VAS9 and VAS12 below / Term in Months: [***]	[***]	[***]	Fixed Fee	[***]	[***]	[***]	[***]
VAS9 Application Engineering Services	As described in SOW #1 (PDF doc #8406) / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Fixed Fee	[***]	[***]	[***]	[***]
VAS12 Exensio Yield Data Source Integration	As described in SOW #1 (PDF doc #8406) / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Fixed Fee	[***]	[***]	[***]	[***]
DEX Services	for 3 DEX Sites, as defined in SOW #2 and ASC #2 (PDF doc #8406) / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Per Year	[***]	[***]	[***]	[***]
DEX Services	for [***] DEX Sites, as defined in SOW #2 and ASC #2 (PDF doc #8406) / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Per Year	[***]	[***]	[***]	[***]
DEX Services	for [***] DEX Sites, as defined in SOW #2 and ASC #2 (PDF doc #8406) / Term Start: Fixed / Term in Months: [***]	[***]	[***]	Per Year	[***]	[***]	[***]	[***]
DEX Services	for [***] DEX Sites, as defined in SOW #2 and ASC #2 (PDF doc #8406) / Term in Months: [***]	[***]	[***]	Per Year	[***]	[***]	[***]	[***]

Total Price                         $[***]

Software License Grant(s)

"Limited [***] License" means a license (a) during the Term (as defined in the General Notes below) for [***] to access and use the included Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, and Exensio [***] TBL, and Exensio [***] TBL up to the included quantity of [***], and (b) during the Term (as defined in the General Notes below) for [***] to access and use the included Exensio [***] TBL, Exensio [***] TBL, and Exensio [***] TBL on up to the included quantity of [***] Licenses.

PDF Solutions CONFIDENTIAL

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

"[***] License" means a license during the Term for Licensee to [***] the Software [***], and collect data [***], the stated quantity of [***] and upload (or have uploaded) such data to a DEX Node at a DEX Site, and for [***] to access and use the [***] interface included therewith.

[***] for Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, and Exensio [***] TBL means the limited right during the Term for the stated quantity of [***] and [***] to [***] access and use the Software; provided, however, that use of any of Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, and Exensio [***] TBL also utilize a [***] to Exensio [***] TBL; provided, further, that use of Exensio [***] TBL also utilizes a [***] to Exensio [***] TBL. [***] accessing the Software through the PDF CloudSite require an active [***] Profile and shall be authorized and credentialed as mutually agreed by PDF and Customer.

[***]” for [***] TBL means a license during the Term for the stated quantity of [***] or [***] to [***] access and use the Software (which is, if the [***] provided by PDF is [***], limited to the [***] and only in connection with Exensio Software under valid license to Customer; in both cases, in compliance with applicable [***] limitations. [***] accessing the [***] TBL shall be authorized and credentialed as mutually agreed by PDF and Customer.

“[***] License” means the limited right during the Subscription Term for [***] up to the stated quantity of [***] Licenses to [***] access and use, for [***] purposes only, licensed Exensio Software only via the CloudSite; provided, however, that if the [***] Cloud software provided by PDF is [***] such software is only the [***].

Billing and Payment Terms and Quote Specific Notes (If Applicable)

Governing Contract	The products and services quoted herein are subject to the existing agreement (as amended, if applicable) referenced hereafter, and an amendment to be entered into by Customer and PDF. PDF doc# 0000008116

Payment Terms Billing Terms	As per agreement in place between the parties See the amendment.

Quote Specific Note(s)	The amendment to be entered into is Amendment #1 to the SLA (PDF doc #8406).

Purchase Order Checklist:

A.	Please email completed PO to AR@PDF.COM and to the Opportunity Owner listed above.
B.	The following required information must be written on the PO document:

1.	PDF Quote Number (this must match the Quote Number on the PDF Quote)
2.	Purchasing Entity Name (this must match the entity name on the PDF Quote

C.	The following delivery and billing info can be written on the PO or in an accompanying document when submitting the PO to PDF. If this information is missing, order fulfillment may be delayed

●	License Server Host ID: Contact your PDF sales associate for any help needed in identifying the host/server/tool ID. PO cannot be processed without the relevant License Server information
●	License Delivery Email Address (used to deliver electronic license keys, where applicabl Shipping Address for Dongles and/or Media (where applicable)
●	Accounts payable Electronic Billing Email Address* (where you will receive invoices by default Account payable phone number (for any billings questions)
●	Physical Billing Address* (backup, in case of electronic invoicing problems or delays)
●	*Note: PDF uses Email Invoicing as the default method for customers to receive invoices. You must include a valid email address to where invoices will be sent from PDF.

PDF Solutions CONFIDENTIAL

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Notes:

Capitalized terms used herein and not defined herein have the meanings given them in the Governing Contract or, if none is in effect, at https://www.pdf.com/definitions

Unless provided otherwise in the Governing Contract, the Services that PDF will provide if M&S is itemized above are defined at http://www.pdf.com/support. If not itemized above, M&S is not provided for Software identified as perpetual. M&S Services are included in Software identified as TBL.

If a start date for Software is stated above, then (a) the “Term” of Software identified as TBL starts on such date, unless first access to digitally download the Software executable and delivery of the first license files is later, in which case, the start date is the later date and continues for the stated Term; and, (b) the “Subscription Term” for Software identified as Cloud starts on such date, unless access to the CloudSite is first made available to Customer by PDF on a later date, in which case, the start date is the later date and continues for the stated Term. The “Term” of Software identified as perpetual begins upon delivery of the license files for such Software and continues unless terminated as provided in the Governing Contract.

Customer has no right to receive, and PDF shall not deliver to Customer, an executable for any Software identified as Cloud. Exensio® ALPS™ tool licenses include mapping and driver software for only the tool type(s) specified above. Additional mapping and driver software, e.g., for additional tool-types authorized by PDF, may be purchased separately from PDF.

Certain PDF Software may be delivered together with a dongle or GPIB interface card or other hardware (including, in some cases, servers), which, if included, remain PDF property and are loaned/licensed to Licensee only for use in connection with validly licensed PDF Software during the applicable term for such Software, unless identified as a pass-through, in which case, ownership of such hardware passes to Customer upon payment therefore. PDF passes through all manufacturer warranties and purchased support for such hardware and has no liability, and makes no warranty, for such hardware or related support. Upon PDF's request, all loaned/licensed hardware provided by PDF in connection with use of licensed Software shall be returned to PDF at the end of the License Term.

Customer acknowledges that certain PDF Software requires other PDF Software or third-party software or hardware to operate or function as intended in the Documentation and that Licensee’s data may not load into PDF Software without substantial engineering work; if such required additional software, hardware, or services is not itemized herein (for example, no right to access or use any Oracle® database or related modules is granted by PDF unless Embedded Oracle® is expressly itemized above), Customer acknowledges it is solely responsible for acquiring such necessary software, hardware, and/or services to use the PDF Software as intended in the Documentation and releases PDF from any liability therefor. Such items may usually be purchased separately from PDF.

The total fees set forth in the table above are a single-package fee and Customer's (or, if applicable Licensee’s paying agent’s) issuance and PDF’s acceptance of a purchase order for any item listed herein (regardless of total amount) that references this Quote constitutes Licensee's agreement and a binding contract for Customer to purchase and PDF to provide all items listed herein with additional purchase orders to come, if applicable, in accordance with the billing terms or schedule, if any, set forth above. All purchase orders are subject to PDF acceptance. The products/services and pricing in this quote are guaranteed only though the Pricing Expiration Date set forth above. However, at any time before the one year anniversary of the Quote Issue Date set forth above, PDF may in its discretion accept Customer’s (or, if applicable, Licensee's paying agent's) purchase order issued after such date, in which case this Quote is deemed valid through the date of such acceptance. The “Order Date” of this Quote is the date PDF accepts the first purchase order for any product or service offered hereon.

Unless otherwise agreed in a signed writing by the Parties prior to the Service-Period Expiration Date (as defined below), all Services listed above (for clarification, not including Hosted Management Services or any Software identified as Cloud) must be used (in the case of services to be scheduled by Customer, on a mutually-agreeable date) on or prior to the earlier to occur of the following (for each line item, a "Service-Period Expiration Date"):

1.	the latest “end date” set forth above of any Software identified as TBL or Cloud;
2.	the “end date” specified for each such Service line item above; or,
3.	if no end date is specified for a Service line item, the one year anniversary of the Order Date.

The total fees for Services quoted herein are due regardless of when (or in the case of Services to be scheduled by Customer, if) the services are used by Customer, unless in the case of Services to be scheduled by Customer, such delay is due solely to PDF's inability to accommodate Customer's request submitted at least 120 days prior to such Service-Period Expiration Date, in which case, the applicable Service-Period Expiration Date will be extended once by 120 days. Customer is not entitled to any refund of fees for Services that have not been used in accordance herewith.

PDF Solutions CONFIDENTIAL

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)
A1 Appendix A SOW #1: Exensio CloudSite Deployment and Apps Support Statement of Work

PDF Solutions Personnel assigned to the work under this SOW have the required level of skills and experience for their particular role/title. The Services and estimated delivery periods are on condition of Licensee’s timely performance of the tasks and inputs set forth in Column “B” of the Activities Table in Section 1 below. In the event that Licensee delays in performing such obligations (or updates its original inputs) and such delay is not attributable to PDF, the estimated delivery periods will be adjusted reasonably, with a default of automatic postponement day-for-day for such delay unless the Parties agree otherwise in writing (email sufficient). The schedule is subject to detailing and updating from time-to-time upon agreement between the Parties. For the avoidance of doubt, PDF shall have no obligation hereunder for services (including deliverables) that are not expressly set forth in Column “C” of the Activities Table.

1.	Activities Table

- A - Project Task (Phase)	- B - Licensee Dependencies: Data, Activities or Other Inputs Required From Licensee	- C - PDFS Activities and Deliverables (based on Licensee inputs per column B)	- D – Estimated Delivery Period (based on PKO and timely Licensee performance of inputs)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

2.	VAS Descriptions

[***] Data [***] Integration [***]

a)	[***] for data integration.
b)	Analyze the [***] and [***] of the [***] to be [***].
c)	[***] the [***] between the [***] (e.g., [***], etc.) where often this [***] is not [***] in each [***] and [***] or [***].
d)	[***] the [***] configuration. Often this is not [***] in each [***]; therefore, requires [***] or [***].
e)	If [***] and [***], determine the [***] and create a [***] to [***] this [***] into the [***].
f)	[***] as needed and setting up the [***] of the [***] on the [***] to make them ready to be [***] by the [***].
g)	[***] and [***] the required [***] to be used to [***] and [***] the [***] by the [***].
h)	[***] the access to the [***] to be [***] (directly from the [***], on the same [***] or [***], from the [***], etc.).
i)	[***] the [***] of [***] to a [***] area. [***] the [***] movement whenever possible.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

j)	[***] and [***] tool and other [***] tools (e.g., [***], etc.). Take [***] of [***] and [***] the [***] to increase the [***].
k)	[***] the [***] on a [***] of [***] of all the [***] upon [***] into a [***] the [***] tools and [***] work as expected with this [***].
l)	[***] the [***] and [***] to [***] to the [***] or [***] in the [***] which require [***] to the [***].

2.1.1. [***] Summary

Initial [***]	Data [***]	Data [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Other [***]	Data [***]	Data [***]
[***]	[***]	[***]
[TBD]

[***] Support

[***] required [***] for [***] and [***].

[***] and [***] to support [***] requirements.

[***] and [***] of [***] data [***] and [***] data [***] in support of the [***].

[***] training on the [***].

[***] ongoing [***] support to [***].

[***] ongoing [***] support and [***] of [***] of [***] (subject to ASC #1 Section 3).

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

3.	Change Orders

In the event Licensee seeks to add to or change the Services as set forth herein, Licensee shall state the request in writing and include a written specification of the requirements detailing such proposed addition or change. PDF and Licensee shall jointly determine whether such requested change will have a significant impact on Services, schedule, risk, effort, materials or cost. Unless PDF waives in writing the need for an amendment, (i) PDF will submit a proposed amendment in response to the requested change to document Licensee’s proposed changes to the schedule, services, dependencies, specifications, allocation of risk, fees and expenses and/or other terms and conditions, and (ii) the requested change (or ultimate version thereof) shall not be effective or binding upon the Parties unless they agree to a written amendment signed by an authorized management representative of each Party.

4.	Project Review and Tracking

The PDF Project manager will perform the following tasks to ensure project is in order:

Review [***] and [***] and make changes or additions, as appropriate

[***] and [***] against the [***] with [***]

[***] regularly scheduled [***] meetings, on a [***] and [***] basis as agreed with [***]

[***] regular [***] to [***]

[***] and [***] the [***] activities of [***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix A SOW #2: DEX Services Configuration Statement of Work

PDF Solutions Personnel assigned to the work under this SOW have the required level of skills and experience for their particular role/title. The Services and estimated delivery periods are on condition of Licensee’s timely performance of the tasks and inputs set forth in Column “B” of the Activity Tables below. In the event that Licensee delays in performing such obligations (or updates its original inputs) and such delay is not attributable to PDF, the estimated delivery periods will be adjusted reasonably, with a default of automatic postponement day-for-day for such delay unless the Parties agree otherwise in writing (email sufficient). The schedule is subject to detailing and updating from time-to-time upon agreement between the Parties. For the avoidance of doubt, PDF shall have no obligation hereunder for services (including deliverables) that are not expressly set forth in Column “C” of the Activity Tables.

1.	Activities Table

- A - Project Task (Phase #)	- B - Licensee Dependencies: Data, Activities or Other Inputs Required From Licensee	- C - PDF Activities and Deliverables (based on Licensee inputs per column B)	- D – Estimated Delivery Period (based on Project Start and timely Licensee performance of inputs)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

2.	Change Orders

In the event Licensee seeks to add to or change the Services as set forth herein, Licensee shall state the request in writing and include a written specification of the requirements detailing such proposed addition or change. PDF and Licensee shall jointly determine whether such requested change will have a significant impact on Services, schedule, risk, effort, materials or cost. Unless PDF waives in writing the need for an amendment, (i) PDF will submit a proposed amendment in response to the requested change to document Licensee’s proposed changes to the schedule, services, dependencies, specifications, allocation of risk, fees and expenses and/or other terms and conditions, and (ii) the requested change (or ultimate version thereof) shall not be effective or binding upon the Parties unless they agree to a written amendment signed by an authorized management representative of each Party.

3.	Project Review and Tracking

The PDF Project manager will perform the following tasks to ensure project is in order:

●	Review [***], and [***]and make changes or additions, as appropriate
●	[***]and [***] against the [***] with [***]
●	[***] regularly scheduled [***] meetings, on a [***] and [***] basis as agreed with [***]
●	[***] regular [***] to [***]
●	[***] and [***] the [***] activities of [***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix B ASC #1: Application Services Commitment for Standard Exensio CloudSite

1.	Definitions (applicable to this ASC #1)

■

“CloudSite” means the infrastructure managed by PDF and used by PDF to provide the Hosted Services, including the application and database Software for the Hosted Services, the virtualization environment(s), the operating system(s), fileserver(s) and any other server software used to provide or secure the Hosted Services, and the computer hardware on which those application(s), database(s), virtualization environment(s), operating system(s), fileserver(s) and any other server software is installed.

■

“Error Correction” means either (i) a software modification or addition that, when made or added to the Software, corrects an Software Error, or (ii) a procedure or routine that, when observed in the operation of the Software, eliminates or reduces the practical adverse effect of a Software Error on Licensee.

■	“Hosted Services” means the PDF Software licensed by Licensee, which will be made available by PDF to Licensee as a service via the Internet in accordance with the agreement between PDF and Licensee.

■	“Licensee Information” means any data, documentation, or user information provided by Licensee that resides in the CloudSite infrastructure.

■	“Response Hours” means 24 hours a day, seven days a week, except with respect to support of a Sandbox, in which case it means 9:00 AM - 6:00 PM Pacific Time.

■	“Response Time” means the time PDF will take to send its initial or follow-up response to each support inquiry.

■

“Sandbox” means a duplicate, non-production environment for Exensio Software provided by PDF via the CloudSite for the purposes of evaluating feasibility and / or functionality of Software and the Exensio data integration environment.

■	“Scheduled Downtime” means periods where the Hosted Services are unavailable and where Licensee has received prior notice of such unavailability as described below.

■	“Service Restoration” means the period of time until the Hosted Services are restored to a usable state.

■

“Software Error” means a material failure of the Exensio Cloud Software to operate in accordance with the functional specifications for such Software set forth in the applicable PDF Solutions documentation for such Software.

■

“Unscheduled Downtime” means periods where major functionality of the Hosted Services are unavailable with no workaround possible and where Licensee has not received prior notice of such unavailability as described below.

■

“Update” means any revision, update, release, enhancement or other modification to the Software that PDF generally makes available to licensees of the Software, including those licensed on a time-based model that receive M&S Services from PDF. Update does not include any optional, separately priced features/modules or software product with substantially new or additional significant features that may be developed by PDF in the future and made generally available to its customers as a separate product.

2.	Hosted Management Services

CloudSite Environment Set-up and Configuration — PDF will set-up and configuration the CloudSite as defined in the Configuration Table and the agreed deployment plan in SOW #1. In addition, PDF will:

•	Apply OS updates and security patches for the CloudSite

•	Install third-party software included with the Hosted Services

•	Create groups and users to support the application

•	Create database schema/objects and Concurrent User accounts tables/entries

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Access to the CloudSite — PDF will give Licensee access to the CloudSite through an SSO website at https://exensio.pdf.com or another customized URL specific to the Licensee’s CloudSite installation. Licensee shall not, and shall make no attempt to, interfere in any manner with the Hosted Services or the CloudSite.

Availability Commitments (not applicable to Sandbox) – PDF shall make the Hosted Services available to Licensee during the Project Term of a valid License under an Order Form, except for either Scheduled or Unscheduled Downtime, or other events outside the reasonable control of PDF (e.g., force majeure, general Internet outages, etc.). PDF shall provide advance notice to the CloudSite Designated Contact of any Scheduled Downtime at least 1 week in advance for initial notification and 48 hours in advance, for a reminder notification; however, PDF and the CloudSite Designated Contact may agree in writing (email is sufficient) to a shorter advance notice for a Scheduled Downtime, in the CloudSite Designated Contact’s discretion. The purpose of such Scheduled Downtime is for system software, equipment or network maintenance and updates, as required.

Scheduled and Unscheduled Downtime shall not exceed the following:

■	Unscheduled Downtime:

•	No more than [***] in each calendar month.

■	Scheduled Downtime:

•	No more than [***] over a trailing [***] period.

System Health Monitoring (not applicable to Sandbox) — PDF will provide the following for monitoring of the CloudSite health:

•	Comprehensive monitoring and collection of system usage and performance data

•	Periodic analysis of the system data collected, with appropriate action to keep the system healthy and prevent problems from occurring

•	Monthly reporting of Licensee’s basic system performance metrics, including backend data loading

Database Administration and Maintenance — PDF will provide the following to administer and maintain the database:

•	Installation and configuration of database engines on the CloudSite

•	Allocation and set-up of Licensee’s specific table spaces

•	Set-up of the database auto-backup

•	Continuous monitoring of the health and performance of the database

•	Periodic maintenance and tuning (e.g., disk usage, memory, processes)

•	Resolution of support inquiry issues related to the database engine software

•	Application of patches and updates

Data Integration Maintenance — PDF will provide the following maintenance of data integration for data types integrated by PDF:

•	Set-up access to the raw data files to be processed (upload from Licensee side to the CloudSite)

•	Copying/moving raw data files to a staging area and automation of the file movement where possible

•

Set-up auto loaders and summarization tool and other special tools (e.g. DpLoad, UpStat, dbTOOLS, etc.), taking advantage of parallel data loading and distributing the load to increase the data loading performance

•	Maintenance of format files and needed adjustments to handle changes to the data files or changes in the Exensio back-end tools that require updates to the format files

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Integration Monitoring (not applicable to Sandbox) — PDF will perform periodic monitoring and maintenance of the backend data loading and processing. This includes:

•	Monitor pre-processor logs and results of the pre-processing of raw data files, and fix or report any issues that are uncovered (corrupted data files, incomplete, wrong format, etc.).

•

Monitor the flow and throughput of data files in the staging area to maintain data loading, and take/suggest appropriate action (e.g., keep the backlog size reasonable) to reduce backlog and improve throughput

•	Monitor the staging area for any not-processed raw data files, investigate to uncover and fix the cause of any data loading failure, and reload failed data files.

•	Archive (or delete) the processed data files in the staging area, as set by the plan

•	Monitor the database summary tables that are used to log status of data processing fix issues identified in the logs, and reprocess affected data

•	Monitor the execution and logs of the back-end tools and resolve any issues reported in the log files

•

Manipulate and fix data loaded into the database that may be corrupted during the data loading process, remove the “bad” data from the database or fix the data using supported database tools provided with the Exensio system and create new tools/scripts/SQLs to fix issues or to perform special data manipulation functions

•	Archive/export/import Exensio data using the export/archive tool to archive the aged data as specified by the plan and reload/import the exported data when needed.

System Updates — From time to time, the Hosted Services may be updated to the latest commercially available version to take advantage of newly added features and resolved issues (e.g., bug fixes). Updates will be performed during Scheduled Downtime and announced in advance. With the exception of required updates for system stability and system and application security, which will be identified as a “Required Update”, the Licensee may opt to defer an Update to a future Scheduled Downtime that is within one month of PDF’s original release date by entering a support case in PDF customer support portal. The scope of the Updates will be included in notification of the Scheduled Downtime. Updates include:

•	Updates to the server side tools and utilities

•	Updates to the database schema

•	Updates to the analysis client

Support Inquiries — PDF’s support portal at https://csupport.pdf.com is the primary point of contact for all Hosted Services support inquiries. A phone support line will be provided as well in cases where Licensee has no internet access. Support inquires initiated by phone, will be added by PDF to the support portal, which initiates the response time for measurement. PDF support staff will receive, log, and respond to inquiries from the Licensee concerning Software Errors or deficiencies in the Hosted Services. All support inquiries will be assigned a tracking number that will be used to communicate with the Licensee and to track the progress of each support inquiry. PDF shall be responsible for receipt, logging, tracking, diagnosing, and resolving support inquiries that require developer or administrator-level expertise. Licensee shall be responsible for assessing [***] support inquiries prior to submitting a support inquiry to PDF. Support cases submitted must have steps to reproduce and, as possible, data and information to reproduce the issue either on PDF hardware (if data is provided in support case), or on the CloudSite directly. PDF shall document the resolution of support cases in the support portal.

Case Priority — Licensee and the PDF support staff contact assigned to the support inquiry by PDF will work together to assign a priority level when the support inquiry is initiated, in accordance with the Priority Level descriptions below. The Priority Level describes the impact that the problem is having on the Licensee’s ability to effectively use either the Software or the Hosted Services. The Priority Level initially assigned can be modified, if circumstances warrant it, and if the appropriate representatives of the Licensee and PDF agree. If Licensee and the PDF contact do not agree to the Priority Level, PDF will escalate resolution to next level manager until resolved. If highest level manager is not able to agree with Licensee on the Priority Level, it will default to the lowest priority unless Licensee provides evidence meeting the criteria for a higher priority. Response times may be impacted by availability of Licensee internal support, if required, to assist in investigation or resolution, which time, if any, will not count toward PDF’s response time.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Priority Level	Licensee Impact	Response & Response Time[1] (from [***])	Target Resolution [***] (not applicable to Sandbox)
HIGHEST

Hosted Services are unavailable outside of a Scheduled Downtime, or a Software Error renders the Software inoperative or causes it to fail catastrophically, in either case with no workarounds possible.

Response: PDF will assign resources until an Error Correction has been provided.

Initial response time:

●   generally, within [***]

●   Sandbox, within [***] during Support Hours

Follow up (not applicable to Sandbox) response time: status update at least every [***] after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

[***] to [***] suitable workaround to downgrade to HIGH, MED, or LOW priority.
HIGH

Major functionality of the Hosted Services are unavailable or a Software Error materially affects the performance of critical functions of the Software but does not qualify as “Highest” Priority, however in either case a workaround is possible.

Response: PDF will use commercially reasonable efforts to develop and provide an Error Correction.

Initial response time:

●   generally, within [***]

●   Sandbox, within [***]  during Support Hours

Follow up (not applicable to Sandbox) response time: status update at least [***]  per [***] (at PDF headquarters) after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

[***] to [***] suitable workaround to downgrade to MED or LOW.
MED

Minor functionality of the Hosted Services are unavailable or a Software Error that does not materially affect the performance of critical functions of the Software, and in either case a workaround does not exist.

Response: PDF will use commercially reasonable efforts to provide an Error Correction in the next Update.

Initial response time:

●   generally, within [***]

●   Sandbox, within [***] during Support Hours

Follow up (not applicable to Sandbox) response time: status update at least [***] per [***] after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

[***] or [***] suitable workaround to downgrade to LOW.
LOW (not applicable to Sandbox)	Minor functionality of the Hosted Services are unavailable but a trivial workaround exists. Cosmetic issue related to CloudSite.	Initial response: within [***]	Included as part of roadmap planning of Hosted Services or CloudSite improvements, in PDF’s sole discretion.

[***]

Escalation Procedures (not applicable to Sandbox) — In the event a HIGHEST priority level issue arises as defined and reported above, the following escalation procedure, if needed in Licensee’s reasonable discretion, shall apply:

■	First escalation: [***]

■	Second escalation: [***]

■	Third escalation: [***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Security — PDF will use commercially reasonable efforts to implement and deploy reasonable security features, procedures and technologies that will, in PDF’s reasonable judgment, provide sufficient protection to data hosted in connection with the Hosted Services, i.e. in the CloudSite from unauthorized access according to the following security processes:

■	Strict implementation of security rules related to creating and authorizing [***] access, in an auditable way, based on industry-accepted security standards.

•	Administrative access shall be restricted to a limited number of closely managed groups per PDF governance policy

•	Follow industry-accepted policies regarding user accounts, passwords and access control.

•	All access to the system will be tracked and audited.

■	Industry-accepted security standard technologies, tools and techniques, with the latest patches, updates, and latest virus and malware protections implemented.

■

In addition to the commercial cloud provider in-transit and at rest data encryption, PDF will encrypt data when transferred to/from the CloudSite using encrypted transport protocols such as Transport Layer Security (TLS), Secure File Transport Protocol (SFTP), IPSEC, and other commercially available point-to-point security protocols and will keep the raw data files encrypted while at rest in the cloud (AES-256 bit).

■	Data transfer to the CloudSite will be done using the following:

•	Offline data transfer solutions that allow customers to move data to the CloudSite in a fast and secure way using an encrypted external HHD securely shipped to the commercial cloud vendor.

•	Periodic (configurable) data transfer solution that utilizes secure and encrypted method (SSH, IPSec VPN or other mutually agreeable solution) to copy data to the cloud.

■

Hosted Services are deployed in the Exensio CloudSite such that the application and Licensee Information is completely contained within the CloudSite environment. No Licensee Information is transferred from the CloudSite to PDF systems for troubleshooting, development, or any other purpose.

Licensee Information, Inactive User Profiles, Termination and Data Retention — PDF will use Licensee Information to provide the Hosted Services for Licensee, including, for example, maintenance, administration, monitoring and capacity planning of the system, and to fulfill authorized requests from the Licensee. User Profiles not logged into for six (6) months in the CloudSite are archived and no longer active, and may be deleted permanently by PDF after nine (9) months. Upon termination of the Hosted Services period (i.e. under a valid Order Form) or the definitive written and signed agreement between Licensee and PDF for any reason in accordance with the terms thereof, (a) PDF shall return to Licensee, or purge from its electronic or other storage facilities or records (including the CloudSite infrastructure), all Licensee Information that is in its possession or control; and (b) all Licensee and [***] access to the Hosted Services shall be immediately suspended.

3.	Responsibilities of the Licensee

Licensee and its users will be solely responsible for providing all Licensee Information. Licensee shall not install any software on the CloudSite without first consulting PDF and shall not request PDF to install any software on the CloudSite that could significantly degrade system performance. This is required to maintain high-performance throughout the CloudSite. For version Updates, Licensee may provide a library location of Exensio Templates that provide major functionality and, in its sole discretion, PDF may provide additional QA/Update check services for these Templates using the Sandbox. Additional QA/Update check services for these Templates, is in PDF sole discretion at an additional fee, subject to an amendment to be entered into by the Parties. Licensee is responsible for maintaining a connection to https://exensio.pdf.com or other customized URL specific to the Licensee’s CloudSite installation to be able to access the Hosted Services.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix B ASC #2: Application Services Commitment for DEX Sites

1.	Definitions (applicable only to this ASC #2)

■

“DEX Node” means the set of hardware, software, operating system, storage, power supplies and associated cables and connections which are provided by and remain wholly owned by PDF for the purpose of providing the DEX Services. A DEX Node may be physically located at Licensee site or a third-party site as mutually agreed by PDF and Licensee.

■	“DEX Services” means data transfer and other services described in Section 12.

■

“Error Correction” means either (i) a software modification or addition that, when made or added to the Software, corrects and Software Error, or (ii) a procedure or routine that, when observed in the operation of the Software, eliminates or reduces the practical adverse effect of a Software Error on Licensee.

■	“Licensed [***]” means a [***] Licensee [***] Exensio [***] TBL or Exensio [***] TBL under valid license has been [***] to collect, process, and transport Licensee Information to the DEX Node.

■	“Licensee Information” means any Licensee proprietary data from, or rules generated by Exensio Software for, Licensed [***] that is uploaded to or downloaded from the DEX Node.

■	“Response Hours” means 24 hours a day, seven days a week.

■	“Response Time” means the time PDF will take to send its initial or follow-up response to each support inquiry.

■	“Scheduled Downtime” means periods where the Hosted Services are unavailable and where Licensee has received prior notice of such unavailability as described below.

■	“Service Restoration” means the period of time until the Hosted Services are restored to a usable state.

■

“Software Error” means a material failure of the Exensio Cloud Software to operate in accordance with the functional specifications for such Software set forth in the applicable PDF Solutions documentation for such Software.

■

“Unscheduled Downtime” means periods where major functionality of the Hosted Services are unavailable with no workaround possible and where Licensee has not received prior notice of such unavailability as described below.

■

“Update” means any revision, update, release, enhancement or other modification to the DEX Node. Update does not include any optional, separately priced features/modules or software product with substantially new or additional significant features that may be developed by PDF in the future and made generally available to its customers as a separate product.

2.	DEX Services

Access to DEX Node — PDF will not provide Licensee any access to the DEX Node. PDF shall have sole access to the DEX Node via login over an encrypted and secured internet connection. Licensee shall not, and shall make no attempt to, access or interfere in any manner with the DEX Node or DEX Services.

Data Transfer — PDF will transport mutually-agreed Licensee Information collected from the DEX Node from or to the DEX Site and Exensio Software under valid license and from or to the DEX node and Licensed [***]. PDF shall provide capacity to exchange up to [***] per Licensed [***] per [***] on average, with a peak limited capacity of up to [***] per Licensed [***] per [***], and no more than [***] Licensed [***] per DEX Site. With respect to data delivery from DEX Nodes to/from Exensio CloudSite, PDF will provide no less than [***] % successfully transferred to/from each DEX Site within a trailing [***] period for [***] and no less than [***] % successfully transferred to/from each DEX Site within a trailing [***] period of [***] within a trailing [***] period.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Service Availability Commitments — PDF shall make the DEX Services available during the Project Term, except for Scheduled Downtime, or other events outside the reasonable control of PDF (e.g., force majeure, general public Internet outages, OSAT network connectivity between Licensed [***] and DEX Nodes, power disruption of the hosting / OSAT facility, lack of permission from OSAT to enter OSAT facility for regular or exceptional maintenance events), PDF shall provide advance notice to the DEX Designated Contact of any Scheduled Downtime at least 1 week in advance for initial notification and 48 hours in advance, for a reminder notification. The purpose of such Scheduled Downtime is for system software, equipment or network maintenance and updates, as required. Scheduled Downtime per DEX Site shall not exceed more than [***] over a trailing [***] period.

Support Inquiries — PDF’s support portal at https://csupport.pdf.com is the primary point of contact for all support inquiries. PDF support staff will receive, log, and respond to inquiries from the Licensee concerning Software Errors or deficiencies in the DEX Services. All support inquiries will be assigned a tracking number that will be used to communicate with the Licensee and to track the progress of each support inquiry. PDF shall be responsible for receipt, logging, tracking, diagnosing, and resolving support inquiries that require developer or administrator-level expertise. Licensee shall be responsible for assessing [***] support inquiries prior to submitting a support inquiry to PDF. Support cases submitted must have steps to reproduce and, as possible, data and information to document the issue. PDF shall document the resolution of support cases in the support portal.

Support Case Priority — Licensee and the PDF support staff contact assigned to the support inquiry by PDF will work together to assign a priority level when the support inquiry is initiated, in accordance with the Priority Level descriptions below. The Priority Level describes the impact that the problem is having on the Licensee’s ability to effectively use DEX Services. The Priority Level initially assigned can be modified, if circumstances warrant it, and if the appropriate representatives of the Licensee and PDF agree. If Licensee and the PDF contact do not agree to the Priority Level, PDF will escalate resolution to next level manager until resolved. If highest level manager is not able to agree with Licensee on the Priority Level, it will default to the lowest priority unless Licensee provides evidence meeting the criteria for a higher priority. Response times may be impacted by availability of Licensee internal support, if required, to assist in investigation or resolution, which time, if any, will not count toward PDF’s response time.

Priority Level	Licensee Impact	Response & Response Time* (from [***])
HIGHEST	DEX Services are unavailable outside of a Scheduled Downtime, with no workarounds possible.

●    Response: PDF will assign resources until an Error Correction has been provided.

●    Initial response time: generally, within [***].

●    Follow up response time: status update at least every [***] after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

HIGH	Major functionality of the DEX Services are unavailable, but does not qualify as “Highest” Priority and a workaround is possible.

●    Response: PDF will use commercially reasonable efforts to develop and provide an Error Correction.

●    Initial response time: generally, within [***].

●    Follow up response time: status update at least [***] per [***] (at PDF headquarters) after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

MED	Minor functionality of the DEX Services are unavailable, and in either case a workaround does not exist.

●    Response: PDF will use commercially reasonable efforts to provide an Error Correction in the next Update.

●    Initial response time: generally, within [***]

●    Follow up response time: status update at least [***] per [***] after initial response. PDF shall make good faith effort to provide more frequent status updates if requested by Licensee.

LOW	Minor functionality of the DEX Services are unavailable but a trivial workaround exists.	● Initial response: within [***].

*In any case, time during any Scheduled Downtime does not count toward the above response times.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

Escalation Procedures — In the event a HIGHEST priority level issue arises as defined and reported above, the following escalation procedure, if needed in Licensee’s reasonable discretion, shall apply:

■	First Level: [***].

■	Second Level: [***]

■	Third Level: [***]

■	Fourth Level: [***]

System Health Monitoring — PDF shall comprehensively monitoring and collect system usage and performance data, as well as periodic monitoring of the [***] and [***] collected, with appropriate action to keep the system healthy. PDF will provide [***] reports of various performance metrics, including [***] metrics.

Resolution of queued data — On a regular basis, approximately [***] per [***], PDF will respond to any exceptions related to unknown file types, files sources, file destinations and propose a resolution or mitigation. PDF will delete queued data that are not able to be dispositioned within [***].

Security —PDF will use commercially reasonable efforts to implement and deploy reasonable security features, procedures and technologies that will, in PDF’s reasonable judgment, provide sufficient protection to data in connection with the DEX Services from unauthorized access according to the following security processes:

■	Strict implementation of security rules related to creating and authorized PDF [***] access, in an auditable way, based on industry-accepted security standards.

•	Administrative access shall be restricted to a small number of closely managed groups per PDF governance policy

•	Multi-factor authentication of all authorized PDF [***].

•	All access to the system is tracked and audited.

■	State-of-the-art security technologies, tools and techniques, with the latest patches, updates, and latest virus and malware protections implemented.

PDF will encrypt data and use encrypted protocols when Licensee Information is transferred from the DEX Node to/from DEX nodes or to/from Exensio CloudSite or Exensio CloudSite Storage.

Service Updates — From time to time, the DEX Services may be updated to the latest commercially available version to take advantage of newly added features and resolved issues (e.g., bug fixes). Updates will be performed during Scheduled Downtime and announced in advance. The scope of the Updates will be included in notification of the Scheduled Downtime.

Licensee Information, Archiving and Backup – PDF will use Licensee Information to provide the DEX Services for Licensee, including, for example, maintenance, administration, monitoring and capacity planning of the system, and to fulfill authorized requests from the Licensee. There will be no persistent storage (not to exceed [***] per [***] received) of Licensee Information on the DEX Node beyond that which is required to perform the DEX Services. Licensee Data that is sent by any service to the DEX Node will not be “backed-up” or duplicated outside of the DEX Node. For clarity, DEX Node and DEX Services are not provided for archival or persistent storage of any data whatsoever.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

3.	Responsibilities of the Licensee

Licensee and its users will be solely responsible for providing all Licensee Information. Licensee shall not install any software on the DEX Node and will provide notification to PDF of any change to the DEX Designated Contact using the support portal.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix C: Initial CloudSite Configuration Table

Item	Unit	Quantity Production CloudSite	Quantity Sandbox CloudSite	Unit Description
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]	Included in Sandbox [***]	[***]
[***]	[***]	As specified in Hosted Management Services Quote Line Item		[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	As specified in ASC #2		[***]

1 As used herein:

●	[***] Storage: [***] structured data storage [***] used for [***]data accessed [***], with [***] recovery.
●	[***] Storage: [***] structure data storage [***] with [***] ac cess, used for [***] data accessed [***].

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix D: Additional Item/Resource Price Table

Item / Resource	Unit	Unit Price
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional [***]	[***]	[***]
Additional DEX Site	[***]	[***]
Additional [***][2]	[***]	[***]
[***] Licenses	[***]	[***]
Engineering Services – Application Engineers	[***]	[***]

1 As used herein:

●	[***] Storage: [***] performance structured data storage [***] used for [***] data accessed [***], with [***] recovery.
●	[***] Storage: [***] performance structure data storage [***] with [***] access, used for [***]data accessed [***].

2 [***] and Authorized Users that connect only to the Exensio BE (i.e. this price does not apply to Authorized Users connecting to the Exensio FE). The bundle includes [***]each of Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, Exensio [***] TBL, and Exensio [***] TBL, each subject to the same license grant/restrictions as set forth in the AC Quote.

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix E: Approved List (DEX Sites and Dedicated Developers)

DEX Sites
Name	3rd party?	Location (Country)
[***]	[***]	[***]

PDF Solution CONFIDENTIAL INFORMATION

PDF doc #8406 (continued)

A1 Appendix F: Capability/Scalability Targets

All KPIs to be measured with one mutually-agreed initial dataset sampled from production data for the Initial Data Types in Section 2.2 of SOW#1, including format and source, with a total size not to exceed [***] (“Initial Dataset”) and on the Exensio CloudSite using a [***] cluster (“Cluster A”) and, where applicable to show scaling, a [***] cluster (“Cluster B”).

- A - Target Achievement (Phase #)	- B - Licensee Dependencies: Data, Activities or Other Inputs Required From Licensee	- C - PDFS Activities and Deliverables (based on Licensee inputs per column B)	- D – Estimated Delivery Period (based on Project Start and timely Licensee performance of inputs)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]		[***]	[***]

[***] Risk Definitions:

–	Critical: The threat event could be expected to have multiple severe or catastrophic adverse effects on organizational operations, assets, individuals, and other organizations.

–	High: The threat event could be expected to have severe or catastrophic adverse effects on organizational operations, assets, individuals, and other organizations

–	Moderate: The threat event could be expected to have serious adverse effects on organizational operations, assets, individuals, and other organizations

–	Low: The threat event could be expected to have limited adverse effects on organizational operations, assets, individuals, and other organizations

–	Informational: The threat event could be expected to have negligible effects on organizational operations, assets, individuals, and other organizations

PDF Solution CONFIDENTIAL INFORMATION